Exhibit 99.2

Contact: Susan B. Railey                    FOR IMMEDIATE RELEASE
         (301) 468-3120
         Sharon Bramell
         (301) 468-3130



                AIM 86 TO TRADE EX-DIVIDEND ON NOVEMBER 4, 2003



     Rockville, MD, September 22, 2003 - (AMEX/AIJ) On September 19, 2003, AIM 86 declared a dividend of 65 cents per unit payable on November 3, 2003 to holders of record on September 30, 2003. The dividend of 65 cents per unit includes 64 cents per unit of mortgage proceeds due to the prepayment of the mortgage on Cypress Cove and 1 cent per unit regular cash flow.

     The American Stock Exchange announced that the units of AIM 86 be quoted "ex" the above dividend on November 4, 2003. A seller of AIM 86 units prior to the ex-dividend date of November 4, 2003 will be transferring the right to receive such dividend to the buyer.


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